                                                                   EXHIBIT 10.27

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by a series of asterisks.



                                 $150,000,000


                            VIROPHARMA INCORPORATED

                6% Convertible Subordinated Debentures Due 2007



                              PURCHASE AGREEMENT



                               February 24, 2000

                                                               February 24, 2000



Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     VIROPHARMA INCORPORATED, a Delaware corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers") $150,000,000 principal amount of its 6% Convertible Subordinated Notes due 2007 (the "Firm Securities") to be issued pursuant to the provisions of an Indenture (the "Indenture") between the Company and Summit Bank, as Trustee (the "Trustee"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $30,000,000 principal amount of its 6% Convertible Subordinated Notes due 2007 (the "Additional Securities") if and to the extent that you shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 6% Convertible Subordinated Notes due 2007 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities". The Securities will be convertible into shares of Common Stock, $.002 par value, of the Company (the "Underlying Securities").

     The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and to a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchasers (the "Registration Rights Agreement").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. Unless otherwise indicated, any reference herein to a Memorandum shall include all documents incorporated therein by reference. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum and before the date you have sold all of the Securities in accordance with this Agreement with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to and agrees with, the Initial Purchasers that:

               (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in below) and the Option Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

               (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

               (c) The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

               (d) This Agreement has been duly authorized, executed and delivered by the Company.

               (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

               (f) The shares of the Company's capital stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

               (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

               (h) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not, and the issuance of the Underlying Securities will not be, subject to any preemptive or similar rights.

               (i) Each of the Indenture and the Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

               (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

               (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (l) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings that would not have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

               (m) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (n) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all laws and regulations relating to biohazardous substances materials or radioactive materials) ("Environmental Laws"),
          (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and
          (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

               (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would be reasonably expected, singly or in the aggregate, to have a material adverse effect on the Company.

               (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or
          (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or solicited offers to buy or offered to sell any of the Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (q) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (r) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

               (s) Subsequent to the respective dates as of which information is given in each Memorandum, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
          (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in such Memorandum.

               (t) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in each Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real or personal property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in each Memorandum.

               (u) The Company owns or possesses adequate licenses or other rights to use the patents and patent applications set forth on Exhibit
                                                                         -------
          A hereto (the "Company Patents"), copyrights, trademarks, service
          -
          marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary (in any material respect) to conduct its business in the manner described in each Memorandum (collectively, the "Company Intellectual Property"); the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in such Memorandum, and, except as disclosed in the Final Memorandum, the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement of conflict with) asserted rights of others with respect to the Company Intellectual Property, in each case which would reasonably be expected to result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company; and, except as disclosed in each Memorandum, the discoveries, inventions, products or processes of the Company referred to in such Memorandum do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company. Except as described in each Memorandum, no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company or could reasonably be expected to have a material adverse effect on the ability of the Company to conduct its business in the manner described in such Memorandum

               (v) The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications listed on Exhibit A (the "Company Patent Applications");
                                 ---------
          in connection with the filing of the Company Patent Applications, the Company conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications; to the Company's knowledge, it has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and has made no misrepresentation in the Company Patent Applications; the Company is unaware of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO; the Company is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications.

               (w) No material labor dispute with the employees of the Company exists, except as described in or contemplated by each Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on the Company.

               (x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a material adverse effect on the Company.

               (y) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted, including without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA"), the Nuclear Regulatory Commission (the "NRC") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances, except where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Company; and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a material adverse effect on the Company. The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as currently conducted, including without limitation, all regulations prescribed by the FDA, the NRC or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, biohazardous substances or radioactive materials, except where noncompliance would not, singly or in the aggregate, have a material adverse effect on the Company.

               (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (aa) KPMG LLP are, and during the periods covering their report included or incorporated by reference in each Memorandum were, independent accountants with respect to the Company as required by the Securities Act. The financial statements of the Company (together with the related notes thereto) included in or incorporated by reference in each Memorandum present fairly the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply, subject to normal year-end adjustments. Such financial statements (together with the related notes thereto) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.

               (bb) Except as described in each Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities and Underlying Securities to be registered pursuant to the Registration Rights Agreement. All persons who possess such rights have effectively waived them with respect to the registration of the Underlying Shares pursuant to the Registration Rights Agreement.

               (cc) Each material contract, agreement and license to which the Company is bound is legal, valid, binding, enforceable, and in full force and effect against the Company, and to the knowledge of the Company, each other party thereto. Neither the Company nor, to the Company's knowledge, any other party is in breach or default with respect to any such contract, agreement and license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any provision of any such contract, agreement or license.

               (dd) The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company has been or will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company did not or will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1,
          2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in each Memorandum which have not been accurately described in such Memorandum and (B) the Year 2000 Problem had or will have a material adverse effect on the Company, or result in any material loss or interference with the business or operations of the Company; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company have addressed or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the Company.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in
Schedule I hereto opposite its name at a purchase price of 97% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have a one-time right to purchase, severally and not jointly, up to $30,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. If Morgan Stanley & Co. Incorporated ("Morgan Stanley"), on behalf of the Initial Purchasers, elects to exercise such option, Morgan Stanley shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance of the Underlying Securities upon conversion of the Securities, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of and described in the Final Memorandum, (D) the issuance of additional options under the Company's existing stock option plans, provided that such stock options are not exercisable during such 90 day period, or (E) the issuance by the Company of Common Stock pursuant to the Stock Purchase Agreement between the Company and American Home Products Corporation, dated as of December 9, 1999. The Initial Purchasers acknowledge that discussions by the Company during such 90 day period regarding the issuance of shares of the Company's Common Stock following such 90 day period to a marketing, development or manufacturing collaborator will not violate the terms of this paragraph.

     3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on March 1, 1999 at a closing to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other time and place on the same or such other date, not later than March 10, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 at a closing to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts or at such other time on the same or on such other date, in any event not later than April 14, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Notes representing the Firm Securities and Additional Securities shall be in certificated form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The notes evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

     5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date and the Option Closing Date, as the case may be, are subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

               (c) The Initial Purchasers shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

        The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (d) The Initial Purchasers shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Pepper, Hamilton LLP, outside counsel for the Company, dated such date, to the effect set forth in Exhibit B hereto.
                                           ---------

               (e)  The Initial Purchasers shall have received on the

          Closing Date and the Option Closing Date, as the case may be, an opinion dated such date of Dann, Dorfman, Herrell and Skillman, P.C., special patent counsel to the Company, to the effect set forth in Exhibit C.

               (f) The Initial Purchasers shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion dated such date of Roberto Cuca, Esq., internal regulatory counsel to the Company, to the effect set forth in Exhibit D hereto.
                                              ---------

               (g) The Initial Purchasers shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Ropes & Gray, counsel for the Initial Purchasers, dated such date, in a form satisfactory to the Initial Purchasers.

               The opinions of Pepper, Hamilton LLP Dann, Dorfman, Herrell and Skillman, P.C., and Roberto Cuca, Esq. described, respectively, in Sections 5(d), 5(e) and 5(f) above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

               (h) The Initial Purchasers shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (i) The "lock-up" agreements, each substantially in the form of Exhibit E hereto, between you and certain shareholders, officers and
          ---------
          directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

               (j) The Company shall have executed and delivered the Indenture and the Registration Rights Agreement and the Trustee shall have executed and delivered the Indenture.

The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional

Securities and other matters related to the execution and authentication of the Additional Securities.

     6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

               (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers in accordance with this Agreement, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon,
          (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities,
          (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

               (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

               (g) Neither the Company nor any Affiliate will solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

               (i) To use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

               (j) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

               (k) To comply with all of the terms and conditions of the Registration Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

               (l) Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the 1939 Act and to enter into any necessary supplemental indentures in connection therewith.

     7. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that
(i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) QIBs or (B) within the United States, other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7)
under the Securities Act ("institutional accredited investors"), that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions"; provided that in the case of an institutional accredited investor, each such institutional accredited investor shall, prior to its purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Memorandum.

     8.   Indemnity and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein; provided,
                                                                   --------
          however, that the foregoing indemnity agreement with respect to the
          -------
          Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to delivery of written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

               (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
          Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is applicable by its terms but unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this sentence but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

               (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f)  The indemnity and contribution provisions contained in this
          Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (i) through (iv) above, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         VIROPHARMA INCORPORATED



                            By: /s/ Claude H. Nash
                                ------------------
                            Name: Claude H. Nash
                            Title: Chief Executive Officer


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in
   Schedule I hereto.

   By:  Morgan Stanley & Co. Incorporated


   By: /s/ Albert L. Lord
       ------------------
   Name: Albert L. Lord
   Title: Vice President

                                   SCHEDULE I


                                                      Principal Amount of Firm
Initial Purchaser                                     Securities to be Purchased
-----------------                                     --------------------------


Morgan Stanley & Co. Incorporated                       $120,000,000
U.S. Bancorp Piper Jaffray Inc.                           30,000,000



Total:                                                  $150,000,000
                                                        ============

                                   EXHIBIT A
                                   ---------

                               "Company Patents"
                               -----------------


         Number                  Title                                                          Date
---------------                  -----                                             -----------------
U.S. Pat. No. 5,633,388          Compounds, Compositions and Methods for           Granted 5/27/97
                                 Treatment of Hepatitis C.

U.S. Pat. No. 5,684,024          Compounds Compositions and Methods for            Granted 11/4/97
                                 Treating Influenza.

U.S. Pat. No. 5,830,894          Methods for Preventing and Treating               Granted 11/3/98
                                 Pestivirus Infection and Associated Diseases.

U.S. Pat. No. 5,830,905          Compounds Compositions and Methods for            Granted 11/3/98
                                 Treatment of Hepatitis C.

U.S. Pat. No. 5,821,243          Compounds, Compositions and Methods for           Granted 10/13/98
                                 Treating Influenza.

U.S. Pat. No. 5,935,957          Compounds, Compositions and Methods for           Granted 8/10/99
                                 Treating Influenza.

                                 "Company Patent Applications"
                                 -----------------------------
U.S. Pat. Appl. No.              Compounds Compositions and Methods for            Filed 5/26/98
 09/084,538                      Treatment of Hepatitis C.

U.S. Pat. Appl. No.              Compounds, Compositions and Methods for           Filed 5/24/99
 60/135,585                      Treating or Preventing viral Infections and
                                 Associated Diseases.

U.S. Pat. Appl. No.              Compounds, Compositions and Methods for           Filed 5/24/99
 60/135,586                      Treating or Preventing viral Infections and
                                 Associated Diseases.

U.S. Pat. Appl. No.              Methods for Identifying Inhibitors of RNA         Filed 7/11/96
 08/678,771                      Viruses a.k.a. Methods for Identifying
                                 Inhibitors of Helicase Activity from
                                 Hepatitis C Virus.




**************                   **************                                    ******



                                 "Foreign/International Patent Applications"
                                 -------------------------------------------

PCT/US97/01614                   Methods for Identifying Inhibitors of RNA         Filed 1/17/97
(EPO Appl. No.                   Viruses.
97904912.9; Canada
Appl. No. 2,244,372;
Japan Appl. No. 527126/
1997)

PCT/US99/01985;                  Compounds, Compositions and Methods for           Filed 1/29/99
also India Appl.                 Preventing Pneumovirus Infection.
No. 959/Del

PCT/US98/03452           Methods for Preventing and Treating                       Filed 2/23/98
(Australia Appl.         Pestivirus Infection and Associated Diseases.
No.88365/98;
Brazil Appl. No.
PI 9804769.8;
Canada Appl. No.
2,251,646; EPO
Appl. No. 98910034.2;
Japan Appl. No.536935/
1998; S.Korea Appl. No.
98-708402; New Zealand
Appl. No. 332364);

Argentina Appl.          Methods of Preventing and Treating Post                   Filed 7/8/98
No. P 98 01              Virus Infection and Asscociated Diseases
03315, 7/8/98

PCT/US99/07404           Improved Hepatitis C Polymerase Encoding                  Filed 4/1/99
                         Nucleic Acids and Methods of Use Thereof
                         a.k.a Hepatitis C Virus NS5B Compositions and
                         Methods of Use Thereof.

PCT/US97/12799           Compounds Compositions and Methods for                    Filed 7/21/97
(Canada Appl. No.        Treating Influenza
2,260,799; EPO
Appl. No.
97938013.6; Japan
Serial No. 507182/
1998; S.Korea Appl.
No. 10-1999-7000449)
PCT/US99/18785           Compounds, Compositions and Methods for                   Filed 8/19/99
                         Treating or Preventing Viral Infections and
                         Associated Diseases.

Argentina, Chile,        Compounds, Compositions and Methods for Treating          Filed before
Pakistan,                or Preventing Viral Infections and Associated             2/21/00 (or
Philippines,             Diseases.                                                 earlier)
Taiwan and
Venezuela (No.
Appl. number yet)
(based on text of
RT105918785)

PCT/US99/20402           Methods for Treating or Preventing Viral                  Filed 9/3/99
                         Infections and Associated Diseases.
PCT/US99/22195           Methods for Treating or Preventing Viral                  Filed 9/24/99
                         Infections and Associated Diseases.


           "Patents and patent applications licensed to the Company"
            -------------------------------------------------------
U.S. Pat. No. 5,453,433  Thiadiazoles and Antipicornaviral                         Granted 9/26/95
                         Compositions.

U.S. Pat. No. 5,464,848  1,2,4-Oxadiazolyl-phenoxyalkylisoxazoles and              Granted 11/7/95
                         Their Use as Antiviral Agents.

Canadian Pat. Appl.      1,2,4-Oxadiazolyl-phenoxyalkylisoxazoles and              Filed 4/14/93
No. 2094012              Their Use as Antiviral Agents.

PCT/US/95/05790          Thiadiazoles and Their Use as                             Filed 5/10/95
(Canada Appl. No.        Antipicornaviral Agents.
2190130)


PCT/US/95/05790                Thiadiazoles and Their Use as                       Filed 5/10/95

(Canada Appl. No.              Antipicornaviral Agents.
2190130)

                                   EXHIBIT B


                        OPINION OF PEPPER, HAMILTON LLP

     The opinion of Pepper, Hamilton LLP, to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:

     A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in the Commonwealth of Pennsylvania.

     B. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     C. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Final Memorandum.

     D. The shares of common stock outstanding on the Closing Date and the Option Closing Date, as the case may be, have been duly authorized and are validly issued, fully paid and non-assessable.

     E. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

     F. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     G. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

     H. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company that is an exhibit to any of the documents incorporated by reference into the Final Memorandum or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

     I. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened which the Company is a party or to which any of the properties of the Company is subject other than proceedings which such counsel believes are not likely to have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

     J. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     K. The statements in the Final Memorandum under the captions "Business-- Strategic Relationships," "Description of Notes," "Description of Capital Stock," "Private Placement" and "Transfer Restrictions" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

     L. The statements in the Final Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

     M. To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the Securities and Underlying Securities to be registered pursuant to the Registration Rights Agreement, which have been effectively waived with respect thereto.

     N. Each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     O. Such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Memorandum when used by the Initial Purchasers to confirm sales contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     P. Based upon the representations, warranties and agreements of the Company in Sections 1(p), 1(r), 6(f), 6(g) and 6(j) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with
Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

                                   EXHIBIT C

              OPINION OF DANN, DORFMAN, HERRELL AND SKILLMAN, P.C.

     The opinion of Dann, Dorfman, Herrell and Skillman, P.C., to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

     A. Such counsel represents the Company in certain matters relating to intellectual property, including patents, and is familiar with the technology used by the Company in its business and the manner of its use and has read the portions of the Final Memorandum entitled "Risk Factors - We depend on patents and propriety rights, which may offer only limited protection against potential infringement. If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed" and "Business - Patents and Proprietary Technology" (collectively, the "Intellectual Property Portion").

     B. The Intellectual Property Portion contains accurate descriptions of the Company Patents and patents licensed to the Company and the statements in the Intellectual Property Portion therein insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     C. Such counsel has reviewed the Company Patent Applications filed in the United States and outside the United States and in the opinion of such counsel the Company Patent Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; the inventions described in the Company Patent Applications are assigned or licensed to the Company; to such counsel's knowledge, no other entity or individual has any right or claim of ownership in any of said inventions, Company Patent Applications, or any patent to be issued therefrom, and in such counsel's opinion each of the Company Patent Applications discloses patentable subject matter; to such counsel's knowledge, there are no legal or governmental proceedings pending (other than the Company Patent Applications) relating to the Company, the claimed inventions of the Company Patents, or the Company Intellectual Property, and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

     D. Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the Company Patents, and based on representations by the Company that no interests have been conveyed to third parties which have not been recorded in the PTO, the Company has clear record title to the Company Patents free and clear of any liens or encumbrances that have been recorded with the PTO.

     E. To the best of such counsel's knowledge, the Company has complied with the PTO duty of candor and disclosure for each of the Company Patents, and such counsel has no knowledge that the Company lacks or will be unable to obtain patent rights to inventions claimed in the Company Patents and the Company Patent Applications necessary for the conduct of its business as now proposed to be conducted by the Company as described in the Final Memorandum.

     F. Such counsel has no knowledge of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO, and is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications.

     G. Such counsel if not aware of any basis for a finding of unenforceability or invalidity of any Company Patents, and (except as disclosed in the Final Memorandum) to the best of such counsel's knowledge, the Company has not received any notice of infringement of or conflict with rights or claims of others with respect to the Company Intellectual Property;

     H. Based on a review of the third party patent rights made known to counsel and discussion with Company scientific personnel, such counsel has no knowledge of any patent rights of others which are or would be infringed by specific products or processes referred to in the Final Memorandum, which infringement, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company; and

     I. Such counsel has no reason to believe that the Intellectual Property Portion of the Final Memorandum, in the form used by the Initial Purchasers to confirm sales contained, or as of the Closing Date or the Option Closing Date, as the case may be, contains any untrue statement of a material fact or omitted, or as of the Closing Date or the Option Closing Date, as the case may be, omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
With respect to paragraph I above, counsel may state that its belief is based upon its participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the documents incorporated by reference therein), but are without independent check or verification except as specified.

                                   EXHIBIT D

                         OPINION OF ROBERTO CUCA, ESQ.

     The Opinion of Roberto Cuca, Esq., to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

     A. I represent the Company in certain matters relating to the United States Federal Food Drug, and Cosmetic Act (the "FFDC Act") and related government regulatory matters, and I am familiar with the drugs under development and clinical testing by the Company. I have made such investigations of fact and law as I have deemed necessary in connection with the opinion set forth below.

     B. Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, I am of the opinion that the portions of the Final Memorandum entitled "Risk Factors" and "Business-Government Regulation", insofar as they describe the FFDC Act, related government regulatory matters and FDA regulations and requirements and the application thereof to the Company's business and operations (collectively, the "Regulatory Portion"), are accurate and complete in all material respects and fairly present such matters.

     C. In addition to rendering the foregoing opinion, I confirm that I have participated in conferences with other officers and representatives of the Company, representatives of the independent accountants for the Company, counsel for the Initial Purchasers and representatives of the Initial Purchasers in which the contents of the Final Memorandum and related matters were discussed and that, while I did not participate in similar conferences in respect of the documents filed by the Company under the Exchange Act and incorporated by reference in the Final Memorandum, and except for the matters referred to above, am not passing upon and do not assume responsibility for the factual accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to my attention that would cause me to have reason to believe that the Regulatory Portion of the Final Memorandum, in the form used by the Initial Purchasers to confirm sales contained, or as of the Closing Date or the Option Closing Date, as the case may be, contains any untrue statement of a material fact or omitted, or as of the Closing Date or the Option Closing Date, as the case may be, omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to paragraph C above, counsel may state that its belief is based upon its participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the documents incorporated by reference therein), but are without independent check or verification except as specified.

                                   EXHIBIT E

     [FORM OF LOCK-UP LETTER]


                                                  _____________, 2000



Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with ViroPharma Incorporated, a Delaware corporation (the "Company"), providing for the offering (the "Offering") by the several Initial Purchasers, including Morgan Stanley (the "Initial Purchasers"), of approximately $100,000,000 principal amount of the Company's [__%] Convertible Subordinated Debentures Due 2007 (the "Securities"). The Securities will be convertible into shares of Common Stock, $.002 par value of the Company (the "Common Stock").

     To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "Final Memorandum"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Notwithstanding the foregoing (i) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided, that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

     This agreement shall automatically terminate in the event that the Purchase Agreement is not entered into by March 31, 2000.

                                     Very truly yours,


                                     _________________________
                                     (Name)

                                     _________________________
                                     (Address)